Exhibit 99.8
FOR FURTHER INFORMATION CONTACT:
Heather Wietzel
InsuranceIR LLC
(513) 252-8259
PR@citizensinc.com
FOR IMMEDIATE RELEASE
February 18, 2011
Citizens, Inc. Schedules Full-Year 2010 Reporting
• News release on results planned for Thursday, March 10, 2011
• Investor conference call scheduled for Friday, March 11, 2011, at 10:00 a.m. CST
AUSTIN, TEXAS (February 18, 2011) — Citizens, Inc. (NYSE: CIA) announced today its anticipated schedule for fourth-quarter and full-year 2010 reporting.
On Thursday, March 10, 2011, Citizens plans to issue its news release regarding full-year 2010 results. On Friday, March 11, 2011, Citizens will host a conference call to discuss operating results at 10:00 a.m. Central Standard Time. The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.
To participate in the Citizens, Inc. conference call, please dial (888) 674-0222 and ask to join the Citizens, Inc. call. It is recommended you dial in three to five minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens’ website at www.citizensinc.com in the Investor Information section under News Release & Publications following the call.
Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.